UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 22, 2014

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 22, 2014, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2014 (“say-on-pay”); (3) to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending April 30, 2015; and (4) to vote upon a stockholder proposal regarding political contributions.

The following directors were elected at the annual meeting:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Barry M. Monheit	26,139,888	597,000	19,248,130
Robert L. Scott	17,873,135	8,863,753	19,248,130
Michael F. Golden	18,574,758	8,162,130	19,248,130
Robert H. Brust	26,160,352	576,536	19,248,130
P. James Debney	19,033,951	7,702,937	19,248,130
John B. Furman	26,153,059	583,829	19,248,130
Mitchell A. Saltz	18,858,768	7,878,120	19,248,130
I. Marie Wadecki	24,092,442	2,644,446	19,248,130

Our stockholders approved the compensation of our named executive officers on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	25,740,521	514,429	481,938	19,248,130

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending April 30, 2015. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Ratification of Deloitte & Touche LLP as independent registered public accountants	45,048,272	399,336	537,410	—

Our stockholders approved a stockholder proposal regarding political contributions. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Vote upon a stockholder proposal regarding political contributions	13,282,345	10,530,781	2,923,762	19,248,130

The votes cast “for” the stockholder proposal represented approximately 24.9% of our outstanding shares entitled to vote at the annual meeting of stockholders. In addition, the votes cast “for” the stockholder proposal represented approximately 49.7% of the votes cast on this proposal plus abstentions on this proposal. As provided in our bylaws, abstentions do not represent votes cast “for” or “against” a proposal.

Broker non-votes did not affect the outcome of any proposal voted on at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: September 26, 2014	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer